Exhibit 21

                                  SUBSIDIARIES
                                       OF
                         CABLEVISION SYSTEMS CORPORATION

                                                           State of
Name                                                     Organization
----                                                     ------------

CSC Holdings, Inc.                                       Delaware
Rainbow Media Holdings, Inc.                             Delaware
Regional Programming Partners                            New York
Regional MSG Holdings, LLC                               Delaware
Madison Square Garden, L.P.                              Delaware
Cablevision Electronics Investments, Inc.                Delaware
d/b/a The Wiz

                                  SUBSIDIARIES
                                       OF
                               CSC HOLDINGS, INC.

Rainbow Media Holdings, Inc.                             Delaware
Regional Programming Partners                            New York
Regional MSG Holdings, LLC                               Delaware
Madison Square Garden, L.P.                              Delaware
Cablevision Electronics Investments, Inc.                Delaware
d/b/a The Wiz